AMENDMENT AND REAFFIRMATION AGREEMENT

THIS AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”), dated as of March __, 2009, has been prepared to provide additional information to prospective investors in the private placement of the securities of Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and supplements information contained in the Securities Purchase Agreement by and among each prospective investor (each, a “Purchaser” and collectively, the “Purchasers”) and the Company (the “Purchase Agreement”) and each of the Transaction Documents thereto.  Each Purchaser is requested to agree and acknowledge this Agreement by executing the attached signature page and failure to agree to this Agreement will result in the Company returning the funds of any such Purchaser. Capitalized terms not defined herein shall have the same meaning as set forth in the Purchase Agreement.

The following terms of the Transaction Documents have been amended as follows:

1.           Conversion Price of the Series D Preferred. The Conversion Price of the Series D Convertible Preferred Stock (the “Series D Preferred”) shall be equal to $1.40, subject to further adjustment as set forth in the Certificate of Designation.

2.           Exercise Price of the Warrants. The Exercise Price of the Warrants shall be equal to $1.60, subject to further adjustment therein.

3.           Extension of Offering Period. The termination of the offering shall be extended from March 15, 2009 until March 27, 2009, and, as such, each reference to “March 15, 2009” in the Transaction Documents shall be replaced with a reference to “March 27, 2009.”

4.           Amendment to Deadline for Stockholder Meeting.  Each Purchaser hereby agrees that the deadline for the Company to hold a meeting of its stockholders for the purpose of obtaining Stockholder Approval and Authorized Share Approval pursuant to Section 4.11(c) of the Purchase Agreement shall be June 26, 2009 (which period may be reasonably extended in the case of Commission review of the Company’s proxy statement).

5.           Voting Agreements.  The definition of “Voting Agreements” in Section 1 of the Purchase Agreement shall be amended such that the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP or Sunrise Securities Corp. so long as the Company obtains Voting Agreements from stockholders holding at least 1,000,000 shares of Common Stock. As such, the definition of “Voting Agreement” in Section 1.1 shall be amended and restated as follows:

““Voting Agreements” means each of the written agreements, in the form of Exhibit E attached hereto, between the Company and each of (a) The Cleveland Clinic Foundation, (b) Sunrise Equity Partners, LP, (c) Sunrise Securities Corp. and (d) all of the executive officers and directors of the Company, which shall be as set forth on Schedule 2.2(a)(vi) attached hereto, to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of Stockholder Approval and Authorized Share Approval; provided, however, the Company shall not be required to obtain the Voting Agreements for the initial Closing from Sunrise Equity Partners, LP, or Sunrise Securities Corp. if the aggregate Subscription Amounts for the initial Closing are less than $2,000,000; and, provided, further, the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP and Sunrise Securities Corp. (regardless of the Subscription Amounts) if the Company obtains Voting Agreements executed by stockholders of the Company (in addition to those listed above under subsections (a) and (d)) holding no less than 1,000,000 shares of Common Stock, in the aggregate.”

6.           Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(b)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

7.           Miscellaneous.

(a)           Effect on Transaction Documents. Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

(b)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(c)           Construction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(d)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim hereunder.

(e)           Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

(g)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Waiver. No provision of this Agreement may be waived or amended except in accordance with the terms of the Purchase Agreement.

(i)           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, the undersigned has caused this Amendment and Reaffirmation Agreement to be duly executed as of the date first written above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name:	Michael Fonstein
Title:	President and Chief Executive Officer

[AMENDMENT AND REAFFIRMATION AGREEMENT FOR PURCHASERS]

Acknowledgement and Confirmation

The undersigned investor hereby acknowledges receipt of this Amendment and Reaffirmation Agreement and confirms its subscription to purchase Securities in the offering pursuant to the terms of the Purchase Agreement.

Signature:  ______________________________

Name of Investor(s):  ______________________________

Title (if investor is not an individual):   ______________________________

Dated: March ___, 2009

[SIGNATURE PAGES OF PURCHASERS OMITTED]